UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Indenture

On October 5, 2018, Northern Oil and Gas, Inc. (the “Company”) completed an offering (the “Offering”) of an additional $350.0 million aggregate principal amount of its 8.50% senior secured second lien notes due 2023 (the “Additional Notes”). The Company previously completed the offering of the initial $344.3 million of 8.50% senior secured second lien notes due 2023 (the “Existing Notes”) on May 18, 2018. The Additional Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.

The Additional Notes were issued pursuant to a second supplemental indenture, dated as of October 5, 2018 (the “Second Supplemental Indenture”), among the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). The Second Supplemental Indenture supplements the indenture, dated as of May 18, 2015, among the Company, the Trustee and the Collateral Agent (the “Original Indenture”), which was previously supplemented by the First Supplemental Indenture, dated as of September 18, 2018, among the Company, the Trustee and the Collateral Agent (the “First Supplemental Indenture” together with the Original Indenture and the Second Supplemental Indenture, the “Indenture”). The Company used the net proceeds from the Offering, combined with borrowings under its Revolving Credit Facility (as defined below), to fully repay and retire its existing first lien term loan credit facility led by TPG Sixth Street Partners.

The Additional Notes are governed by the Indenture and have the same interest payment terms and redemption terms as the Existing Notes. The obligations of the Company under the Second Lien Notes may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Indenture). Events of Default include customary events for a capital markets debt financing of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of certain affirmative or negative covenants, defaults on other indebtedness of the Company or its subsidiaries (including an event of default under the Company’s credit facility), bankruptcy or related defaults, defaults related to judgments and the occurrence of a Change of Control (as such term is defined in the Indenture).

The Additional Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The summary of the Second Supplemental Indenture, the First Supplemental Indenture, the Original Indenture and the Additional Notes in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified by reference to the text of (i) the Second Supplemental Indenture, which is filed as Exhibit 4.1 to this Report, (ii) the First Supplemental Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2018 and (iii) the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2018, each of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Additional Notes, the Company entered into a registration rights agreement, dated October 5, 2018, with the initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission so that holders of the Additional Notes can exchange such Additional Notes for registered notes having substantially the same terms as the Additional Notes and evidencing the same indebtedness as the Additional Notes (the “Exchange Offer”).

The Registration Rights Agreement provides that the Company will use commercially reasonable efforts to cause the Exchange Offer to be completed within 180 days after the issuance of the Additional Notes and to use commercially reasonable efforts to cause a shelf registration statement for the resale of the Additional Notes to become effective if the Company cannot effect the Exchange Offer within the 180-day period and in certain other circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement on a timely basis, it will be required to pay additional interest to holders of the Additional Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

New Revolving Credit Facility

On October 5, 2018, the Company entered into a new $750 million revolving credit facility (the “Revolving Credit Facility”) with Royal Bank of Canada, as administrative agent, and the lenders from time to time party thereto. The revolving credit agreement will mature five years from the closing date, provided that the maturity date shall be 91 days prior to the scheduled maturity date of the notes.

The revolving credit agreement is subject to a borrowing base with maximum loan value to be assigned to the proved reserves attributable to the Company and its subsidiaries’ (if any) oil and gas properties. The initial borrowing base is $425 million until the next scheduled redetermination. The borrowing base will be redetermined semiannually on or around April 1st and October 1st, with one interim “wildcard” redetermination available between scheduled redeterminations. The April 1st scheduled redetermination shall be based on a January 1st engineering report audited by a 3rd party (reasonably acceptable by the Agent).

At the Company’s option, borrowings under the revolving credit agreement shall bear interest at the base rate or LIBOR plus an applicable margin. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank’s prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted LIBOR rate for a one-month interest period plus 100 basis points. The applicable margin for base rate loans ranges from 75 to 175 basis points, and the applicable margin for LIBOR loans ranges from 175 to 275 basis points, in each case depending on the percentage of the borrowing base utilized.

The revolving credit agreement contains negative covenants that limit the Company’s ability, among other things, to pay dividends, incur additional indebtedness, sell assets, enter into certain derivatives contracts, change the nature of its business or operations, merge, consolidate, or make certain types of investments. In addition, the revolving credit agreement requires that the Company comply with the following financial covenants: (i) as of the date of determination, the ratio of total net debt to EBITDAX (as defined in the revolving credit agreement) shall be no more than 4.00 to 1.00, measured on a pro forma rolling four quarter basis, and (ii) the current ratio (defined as consolidated current assets including unused amounts of the total commitments, but excluding non-cash assets under FASB ASC 815, divided by consolidated current liabilities excluding current non-cash obligations under FASB ASC 815 and current maturities under the revolving credit agreement and the Second Lien Notes (as defined in the revolving credit agreement)) shall not be less than 1.00 to 1.00.

The Company’s obligations under the revolving credit agreement may be accelerated, subject to customary grace and cure periods, upon the occurrence of certain Events of Default (as defined in the revolving credit agreement). Such Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of us or the Company’s subsidiaries, defaults related to judgments and the occurrence of a Change in Control (as defined in the revolving credit agreement).

The Company’s obligations under the Revolving Credit Facility are secured by mortgages on not less than 85% of the value of proven reserves associated with the oil and gas properties included in the determination of the Borrowing Base. Additionally, the Company entered into a Guaranty and Collateral Agreement in favor of the Agent for the secured parties, pursuant to which the Company’s obligations under the revolving credit agreement are secured by a first priority security interest in substantially all of the Company’s assets.

A copy of the Revolving Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Revolving Credit Facility in this report is a summary and is qualified in its entirety by the terms of the Revolving Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Second Supplemental Indenture and the Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2018, the Company issued a press release announcing the entry into the Revolving Credit Facility. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 9, 2018, the Company provided an update on its current hedging position by posting a summary presentation to its corporate website. A copy of the summary hedging presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Second Supplemental Indenture, dated as of October 5, 2018, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee	Filed Electronically

4.2	Registration Rights Agreement, dated as of October 5, 2018, between Northern Oil and Gas, Inc. and RBC Capital, LLC, as representative of the Initial Purchasers.	Filed Electronically

10.1	Revolving Credit Facility, dated as of October 5, 2018, among Northern Oil and Gas, Inc., Royal Bank of Canada, as administrative agent, and the lenders from time to time party thereto.	Filed Electronically

99.1	Press Release, dated October 5, 2018	Furnished Electronically

99.2	Hedging Presentation, dated October 9, 2018	Furnished Electronically

*

Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2018	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik Romslo
Erik Romslo Executive Vice President, General Counsel and Secretary